SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	000-51466	52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed, on October 17, 2008, WorldSpace, Inc. (the “Company”) and certain of its subsidiaries (such subsidiaries, together with the Company, the “Borrowers”), filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court of the District of Delaware. In connection with these proceedings, on November 5, 2008, the Borrowers entered into a Senior Secured Super Priority Priming Debtor in Possession Credit Agreement (the “DIP Credit Agreement”) with Citadel Energy Holdings LLC, Highbridge International LLC, OZ Master Fund, Ltd., and Silver Oak Capital LLC as lenders. A summary of the proposed terms and conditions of the DIP Credit Agreement was filed on Form 8-K by the Company on October 23, 2008.

The DIP Credit Agreement provides for aggregate borrowings of up to $13.0 million. Outstanding borrowings under the DIP Credit Agreement will bear interest at the Eurodollar Rate (as defined in the DIP Credit Agreement) plus a margin of 12%. The Borrowers will defer payment in cash of all accrued interest at the end of each interest period and the amount of the deferred payment shall automatically become and be deemed to be additional outstanding principal under the DIP Credit Agreement. Interest will begin accruing on such deferred payments on the date of such deferrals. Repayment of borrowings under the DIP Credit Agreement shall be made at 102% of the aggregate principal amount being repaid.

Borrowings under the DIP Credit Agreement will be used to pay, among other things, specified asset preservation disbursements, payroll disbursements, certain agreed expenses and costs related to the restructuring.

The obligations of the Borrowers under the DIP Credit Agreement will be guaranteed jointly and severally by certain subsidiaries of the Company other than the Borrowers. Subject to exceptions, the Company will be required to make certain mandatory prepayments of borrowings under the DIP Credit Agreement from net proceeds of certain asset dispositions, casualty and condemnation, equity issuances and permitted indebtedness. Borrowings under the DIP Credit Agreement are secured by first priority liens in, among other things, all presently owned and hereafter acquired assets of the Borrowers, any proceeds of such assets, and by a lien on all assets of the Borrowers securing other indebtedness, subject to certain permitted prior liens.

The DIP Credit Agreement includes affirmative, negative and financial covenants that impose substantial restrictions on the financial and business operations of the Borrowers, including its ability to incur or secure debt, make investments, sell assets, pay dividends or make acquisitions. The DIP Credit Agreement contains events of default customary for debtor-in-possession financings of this type.

The foregoing description of the DIP Credit Agreement is qualified in its entirety by reference to the text of the DIP Credit Agreement, a copy of which is filed herewith as exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 5, 2008, the Borrowers entered into the DIP Credit Agreement. The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is filed as part of this report:

Exhibit 10.1	Senior Secured Super Priority Priming Debtor in Possession Credit Agreement, dated November 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2008

WORLDSPACE, INC.
(Registrant)

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Executive Vice President, General and Secretary

EXHIBIT INDEX

Number	Exhibit
10.1	Senior Secured Super Priority Priming Debtor in Possession Credit Agreement, dated November 5, 2008.